Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-239641 on Form S-3 of our report dated March 25, 2020 relating to the financial statements of Arcadia Biosciences, Inc., appearing in the Annual Report on Form 10-K of Arcadia Biosciences, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

July 22, 2020